UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                     7/28/03
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

         WASHINGTON                  1-6563                 91-0742146
      (State or other              (Commission            (IRS Employer
      jurisdiction of              File Number)         Identification No.)
       incorporation)

      Safeco Plaza, Seattle, Washington                      98185
  (Address of principal executive offices)                 (Zip Code)

                                 (206) 545-5000
              (Registrant's telephone number, including area code)



Item 9. Regulation FD Disclosure

     The following earnings release and financial supplement were furnished to the Securities and Exchange Commission today by Safeco Corporation.

                                 (SAFECO LOGO)

Second Quarter News Release and Statistical Supplement (Unaudited)
July 28, 2003
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                                Table of Contents

                                                                                                                   Page

Earnings News Release                                                                                              1-8

Financial Supplement Introduction                                                                                  SS-1

Financial Measures Used by Safeco                                                                                  SS-2

Consolidated Results

         Key Metrics                                                                                               SS-6
         Summary of Financial Results                                                                              SS-7
         Consolidated Statements of Income                                                                         SS-8
         Consolidated Balance Sheets                                                                               SS-9
         Income Summary                                                                                            SS-10


Property & Casualty Results

         Underwriting Profit and Combined Ratios                                                                   SS-11
         Net Written Premiums                                                                                      SS-12
         Net Earned Premiums                                                                                       SS-13
         Personal Auto                                                                                             SS-14
         Homeowners and Specialty                                                                                  SS-15
         Safeco Business Insurance (SBI)                                                                           SS-16
         Surety, Other and Total                                                                                   SS-17
         Statutory Information                                                                                     SS-18


Life & Investments Results

         Pretax Operating Earnings and Revenues                                                                    SS-19
         Supplemental Statistics                                                                                   SS-20


Corporate Supplemental Detail

         Capitalization                                                                                            SS-21
         Investment Portfolios - Consolidated                                                                      SS-22
         Investment Portfolios -  Property & Casualty                                                              SS-23
         Investment Portfolios -  Life & Investments                                                               SS-24



FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                 Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                    Paul Hollie, 206-545-3048


                Profitable performance by Safeco's Auto and Group
                   insurance lines drives 2nd Quarter results


SEATTLE--(July 28, 2003)--
Second-Quarter Highlights

o    Posted net income of $111.9 million, or $0.81 per diluted share.

o Operating earnings* more than doubled despite significant customer claims for tornado and hailstorm damage.

o    Auto insurance generated a $3.3 million underwriting profit.

o    Group stop-loss  medical  insurance  produced pretax operating  earnings of
     $24.5 million.
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    ----------------------------------------------- -------------------------- ------------------------------
    Summary Financial Results after tax                  3 Months Ended               6 Months Ended
    (In millions except per-share data)                      June 30                      June 30
                                                       2003         2002             2003           2002
    ----------------------------------------------- ----------- -------------- ----------------- ------------

    Net Income                                      $     111.9   $       105.2  $       201.9   $      168.8
         Per Diluted Share of Common Stock          $      0.81  $         0.82 $         1.45   $       1.32
    ----------------------------------------------- -- -------- ------ ------- ------- --------- --- --------

    Net Realized Investment Gains (Losses)          $      14.7   $        62.0  $       (17.7)  $       82.1
    ----------------------------------------------- -- -------- ------ ------- ------- --------- --- --------

    Operating Earnings*                             $      97.2   $        43.2  $       219.6   $       86.7
    ----------------------------------------------- -- -------- ------ ------- ------- --------- --- --------

    Average Shares Outstanding                            139.0           128.1          138.8          128.1
    ----------------------------------------------- -- -------- ------ ------- ------- --------- --- --------

    * Operating Earnings is Net Income excluding Net Realized Investment Gains (Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/safeco/investor/pdfs/03q2_sup.pdf
    ---------------------------------------------------------------------------

         Profitable performance of its Auto and Group stop-loss medical insurance lines drove Safeco's (NASDAQ: SAFC) second-quarter results as the company reported net income of $111.9 million, or $0.81 per diluted share. This compares with net income of $105.2 million, or $0.82 per share, in the second quarter of last year.
         Operating earnings more than doubled, climbing to $97.2 million in the quarter compared with $43.2 million for the same period last year. Operating earnings is a non-GAAP measure that reflects the performance of Safeco's business lines since it excludes the effects of net realized investment gains and losses.
         "We continue to be pleased with our progress," said Mike McGavick, Safeco chairman and CEO. "Considering the magnitude of claims from devastating tornadoes and hailstorms, our results show just how much progress we've made.
         "Our Auto insurance line produced its first profitable quarter in almost two years," he added. "And our stop-loss medical line continues to exceed our expectations."

         As previously announced, Safeco's insurance customers were hit hard by catastrophic storms in the second quarter. Claims from catastrophe losses reached $99.1 million pretax, including $60.5 million in Homeowners, $22.3 million in Auto, $14.3 million in business insurance and $2.0 million for all other lines. This compares with a total of $64.8 million in catastrophe losses for the second quarter of last year.
         Safeco's return on equity for the first half of the year, based on annualized net income, was 9.2 percent. Operating return on equity, measured using annualized operating earnings and excluding unrealized gains, was 13.4 percent for the first six months of 2003.
         The company realized net investment gains of $14.7 million after tax in the quarter, down from $62.0 million for the same period last year. Safeco recorded $30.3 million after tax for impaired investments during the second quarter. These impairments were more than offset by gains on securities transactions.
         Overall revenues increased to $1.9 billion, up 4.0 percent compared to the second quarter of last year. Operating revenues--excluding net realized investment gains--grew 8.6 percent.
         "We've addressed most of the fundamental issues previously facing Safeco," McGavick noted. "The one nagging challenge that remains is bringing our expenses in line with our best competitors'. As we begin developing 2004 business plans, I'm asking everyone in the company to become even more expense-conscious. We should constantly ask ourselves, `If this were my money, would I spend it this way?'"
         Net earned premiums for all Property & Casualty operations increased
7.1 percent compared with the second quarter of 2002. Net written premiums, a leading indicator of revenues in future quarters, increased 11.2 percent.

Safeco Personal Insurance Performance
         Personal Auto, Safeco's largest product line, generated a pretax underwriting profit of $3.3 million, its first profitable performance since the third quarter of 2001. This compares with a loss of $7.3 million in the second quarter of 2002.

         The line produced a combined ratio of 99.4, an improvement over both
100.3 in the first quarter of this year and 101.6 in the second quarter of last year. Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used for customer claims and expenses. A combined ratio below 100 indicates that the line is operating profitably.
         "It's good to see Auto turn a profit again," McGavick noted. "While it's too soon to say this is a trend, the signs are pointing in the right direction.
         "Our goal is for Auto to consistently generate combined ratios in the mid-90s," he added. "We would have hit that target this quarter if not for the significant amount of storm damage to vehicles. We're also seeing robust growth in the number of policies sold to the best drivers as well as improved retention."
         Net written Auto premiums increased 17.0 percent compared with the second quarter of 2002. Total number of policies increased 9.6 percent compared with a year ago.
         Safeco's Homeowners line reported a quarterly pretax underwriting loss of $13.4 million, compared with a loss of $36.9 million for the same period last year. Combined ratio was 107.0, better than the 119.5 generated in the second quarter last year, but not as strong as the profitable 89.7 in the first quarter of this year.
         "Although the line lost money because of significant catastrophes in the quarter, the underlying fundamentals of our Homeowners line continue to improve," McGavick said.
         Safeco is seeing a change in the way customers use Homeowners insurance to protect their property. Three years ago, nearly half of Safeco's Homeowners customers purchased policies with a $250 deductible, resulting in numerous small claims for maintenance-related issues. Today, 94 percent of customers have deductibles of $500 or more.
         "While Homeowners is improving, we're still not getting adequate rate in every market," McGavick noted. "We have moratoriums on selling new Homeowners policies in seven states, most recently California.

         "We continue rolling out our new Homeowners product, which is now available in 31 states," he added. "In this quarter's results, we saw early indications that the product more accurately matches rate to the risk we take on."
         Net written premiums in Homeowners increased 0.8 percent compared to the second quarter of last year. The number of policies decreased 9.1 percent compared with the same period of 2002.
         Contributing to the overall performance of Safeco Personal Insurance was a $14.8 million pretax underwriting profit in Specialty Lines, up $11.8 million compared with the second quarter last year. This is the result of increased rates, lower losses and the favorable settlement of prior-quarter claims.

Safeco Business Insurance Performance
         Safeco Business Insurance reported a pretax underwriting loss of $21.5 million in the second quarter, an improvement over a $41.2 million loss in the same period last year. Combined ratio was 106.0, better than the 111.1 in the second quarter of 2002, but not as strong as the 101.5 reported in the first quarter of this year.
         SBI Regular--Safeco's core line of products for small- to medium-sized businesses--reported a combined ratio of 104.2 in the quarter. While the performance is better than the 109.9 in the second quarter of last year, it's off from 102.0 in the first quarter of 2003 because of weather and catastrophe claims.
         Expenses in Safeco's commercial insurance lines remain high as a result of several factors, including an increase in agent bonus commission costs during the second quarter and costs associated with automation.
         In the first quarter, Safeco rolled out an automated system for selling Business Owners Policies--a comprehensive package of insurance products tailored for small businesses. This contributed to a 35.7 percent increase in new accounts in the first half of this year compared with the same period last year.
         Second quarter product-development efforts focused on adding commercial automobile insurance to this automated system. The new feature was launched last week and is expected to take four months to roll out nationwide. Workers' compensation insurance will be added to the automated platform in the fall, followed by commercial multi-peril insurance next year.
         "We expect this system to drive profitable growth, and our costs will decline as we get further along in the rollout," McGavick noted. "That said, we're not satisfied with expenses in this line."

         Net written premiums for Safeco Business Insurance increased 9.4 percent in the second quarter compared with the same period in 2002.
         Net written premiums for SBI Regular increased 11.0 percent compared to the second quarter of 2002. Despite growth of 16.9 percent in the number of SBI Regular new business policies issued during the quarter, total policies in force decreased 6.9 percent compared to a year ago.

Surety Performance
         Surety generated a pretax underwriting profit of $6.8 million in the quarter, up from $5.8 million in the same period last year. Combined ratio for Surety was a profitable 82.2, compared with 81.5 in the second quarter of 2002 and 88.6 in the first quarter of this year.
         "Higher rates, combined with an increase in new accounts, continue to generate profitable growth in our Surety line," McGavick said.

Life & Investments Performance
         Safeco Life & Investments generated pretax operating earnings of $57.9 million, up 11.3 percent from $52.0 million in the second quarter of 2002.
         "Given continuing inflation in medical costs, and the fact that low interest rates are squeezing margins on our investment products, we continue to believe that this level of performance will be difficult to maintain," McGavick said.
         "Although our Individual Life product line failed to turn an operating profit this quarter, overall we're pleased with another solid performance from Life & Investments," he added.
         The Group product line again led performance in the second quarter, generating pretax operating earnings of $24.5 million, up from $14.1 million in the same period last year. Group's main product is stop-loss medical insurance sold to employers with self-funded benefit plans. This product insures employee benefit plans against potential large medical claims.

         Group's earned premiums increased to $141.6 million from $89.0 million in the second quarter of 2002, reflecting the acquisition of a large book of business from Swiss Re in mid-2002. Group's profitable results in the quarter are attributable to an exceptionally low loss ratio of 56.3 percent, compared with 59.8 percent in the second quarter of 2002. Loss ratio measures claims costs as a percentage of total premiums--the lower the ratio, the stronger the performance.
         Income Annuities generated $8.4 million in pretax operating earnings in the quarter, up from $7.3 million in the second quarter of 2002. Income Annuities results included favorable pre-payment adjustments on mortgage-backed securities of $3.4 million compared to unfavorable adjustments of $0.3 million a year ago. The results also reflect declining investment income due to lower interest rates and bond defaults in previous quarters.
         The Retirement Services line produced $4.9 million in pretax operating earnings, compared with $4.0 million during the second quarter of 2002. This is partially attributable to increased sales of fixed annuities, providing a larger base of assets to generate investment income.
         Individual Life reported a quarterly pretax operating loss of $0.5 million compared with pretax operating earnings of $7.5 million for the second quarter of 2002. This change is the result of several factors--increased life insurance claims, lower margins on life insurance products that are sensitive to interest rates, and higher expenses. "We're looking closely at these factors and taking actions to get results back on track," McGavick noted.
         The Asset Management line reported pretax operating earnings of $0.1 million, down from $1.7 million in second quarter 2002. This is a result of a drop in fee income, which is based on assets under management, as well as higher expenses. Total assets under management increased to $4.0 billion from $3.7 billion at the end of the first quarter, yet still off from $4.4 billion at the end of second quarter 2002.

Additional financial information available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its insurance and investments operations. The definition of each non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure, are included in Safeco's Form 8-K that will be furnished to the U.S. Securities & Exchange Commission today.

         The Form 8-K will include this news release, Safeco's summary financial results, consolidated statements of income, consolidated balance sheets, and the company's second-quarter financial supplement.
         All of this information is available on Safeco's Website at http://www.safeco.com/safeco/investor/pdfs/03q2_sup.pdf

Management reviews results on Webcast
         Safeco's senior management team will discuss the company's second-quarter performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.

About Safeco
         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and investment products through independent agents, brokers and financial advisors nationwide. Safeco products help individuals and small businesses protect what they value and secure their financial future. More information about Safeco can be found at www.safeco.com
                                      # # #

------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Statements, analysis and other information contained in this news release that relate to anticipated financial performance, business prospects and plans and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. The operations, performance and development of our business are subject to certain risks and uncertainties that may cause actual results to differ materially from those contained in or suggested by the forward-looking statements in this news release. The risks and uncertainties include, but are not limited to:

o the ability to obtain rate increases and decline or non-renew underpriced insurance accounts;

o    achievement of premium targets and profitability;

o    realization of growth and business retention estimates;

o    achievement of overall expense goals;

o success in implementing a new business entry model for personal and commercial lines;

o success in obtaining regulatory approval of price-tiered products and the use of insurance scores, including credit scores as a component;

o    the ability to freely enter and exit lines of business;

o    changes in the mix of Safeco's book of business;

o    driving patterns;

o the competitive pricing environment, initiatives by competitors and other changes in competition;

o weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    the occurrence of significant natural disasters, including earthquakes;

o the occurrence of significant man-made disasters, such as the attack on September 11, 2001 or war;

o the occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

o the adequacy of loss and benefit reserves for the Property & Casualty and Life & Investments businesses;

o the ability to run off the Lloyds of London business without incurring material unexpected charges;

o    the availability of, pricing of, and ability to collect reinsurance;

o the ability to price for, exclude and reinsure the risk of loss from terrorism;

o interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    the outcome of any litigation against us;

o legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates, application and availability of coverage;

o changes in tax laws and regulations that affect the favorable taxation of certain life insurance products or that decrease the usefulness of life insurance products for estate-planning purposes;

o the effect of current insurance and credit ratings levels on business production and the effect of negative changes to our ratings;

o inflationary pressures on medical care costs, auto parts and repair, construction costs and other economic sectors that increase the severity of claims;

o    availability of bank credit facilities;

o    use of derivative securities by Safeco Financial Products, Inc.;

o    fluctuations in interest rates;

o    performance of financial markets; and

o    general economic and market conditions.

We assume no obligation to update any forward-looking statements contained in this news release.
-------------------------------------------------------------------------------



                                  (Safeco Logo)

                              Financial Supplement

                              Second Quarter, 2003




This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the SEC in the Corporation's quarterly 10-Q and annual 10-K filings.











Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco


Amounts are in millions or thousands as specified, except ratio and per share information.

Property & Casualty businesses include the following segments:
         Personal Lines
              Personal Auto
              Homeowners
              Specialty
         Safeco Business Insurance
              SBI Regular
              SBI Special Accounts Facility (SAF)
              SBI Runoff
         Surety
         P&C Other

Life & Investments businesses include the following segments:
         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L & I Other

Corporate includes all other activities, primarily the financing of our business activities.



In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues derived directly from our Property & Casualty, Life & Investment and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

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                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Total Revenues
                                                         $1,871.0     $1,798.3     $3,633.3     $3,510.9
Net Realized Investment (Gains) Losses                     (22.3)       (95.4)         27.6       (126.0)
                                                     ------------------------------------------------------

Operating Revenues                                       $1,848.7     $ 1,702.9     $3,660.9     $3,384.9
-----------------------------------------------------------------------------------------------------------

Operating Earnings

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our consolidated business. In the determination of operating earnings, we exclude net realized investment gains and losses from net income. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to net income, the most directly comparable GAAP measure.

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                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Net Income                                               $   111.9    $   105.2     $   201.9    $   168.8
Net Realized Investment (Gains) Losses,                      (14.7)       (62.0)         17.7        (82.1)
      Net of Taxes
                                                     ------------------------------------------------------

Operating Earnings                                       $    97.2    $    43.2     $   219.6    $    86.7

-----------------------------------------------------------------------------------------------------------


Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average ending shareholders' equity for the previous five quarters, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.

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                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

(Annualized)                                                  2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------


Net Income                                               $   111.9    $   105.2     $   201.9    $   168.8

Average Shareholders' Equity                               4,380.1      3,655.8       4,380.1      3,655.8
Return on Equity
    Based on Annualized Net Income                            10.2%        11.5%          9.2%         9.2%


Operating Earnings                                       $    97.2    $    43.2     $   219.6    $    86.7


Average Shareholders' Equity                               4,380.1      3,655.8       4,380.1      3,655.8
Average Unrealized Fixed Maturities                        1,090.3        478.8       1,090.3        478.8
    Investment Gains, Net of Tax
                                                     ------------------------------------------------------

Adjusted Average Shareholders' Equity                      3,289.8      3,177.0       3,289.8      3,177.0

Operating Return on Equity
     Based on Annualized Operating Earnings
                                                              11.8%        5.4%          13.4%        5.5%
-----------------------------------------------------------------------------------------------------------



*Net Income and Operating Earnings have been annualized for purposes of this calculation only. The results for the six months ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ended December 31, 2003. Annualized amounts for 2002 are not reflective of the actual amounts for the year ended December 31, 2002.
-------------------------------------------------------------------------------

Property & Casualty Net Written Premium

Net written premium is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premium on our Consolidated Balance Sheets. Safeco's management views net written premium as a measure of business production trends for the period under review and as a leading indicator of earned premium. The following table reconciles net written premium to net earned premium, the most directly comparable GAAP measure on our Consolidated Statements of Income.

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                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                             2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------

Total Property & Casualty Net Earned Premium             $1,201.8      $1,122.0      $2,364.9     $2,221.5

Change in Unearned Premium Liability                         114.7         62.4         157.4         50.5

                                                     ------------------------------------------------------

Total Property & Casualty Net Written Premium            $1,316.5     $ 1,184.4      $2,522.3     $ 2,272.0
-----------------------------------------------------------------------------------------------------------




Segment Profit (Loss) Measures

We have provided the following table that details the GAAP measure Income Before Income Taxes and Distributions on Capital Securities on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit (loss) and Life & Investments pretax operating earnings.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------


Property & Casualty                                      $   109.1    $   214.6     $   241.4    $   274.4
Life & Investments                                            64.6        (23.6)         78.3         24.2
Corporate                                                     (0.6)       (30.8)         (5.9)       (44.8)
                                                     ------------------------------------------------------

Income Before Income Taxes
   and Distributions on Capital Securities                $   173.1   $   160.2     $    313.8   $    253.8

-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit (Loss) and Combined Ratio

Underwriting profit (loss) represents the net amount of earned premium less underwriting losses and expenses on a pretax basis. Management views underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of the Property & Casualty operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income before Income Taxes and Distributions on Capital Securities, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratio is a standard gauge of underwriting performance and is calculated as losses and expenses expressed as a percentage of earned premiums.



                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------


Property & Casualty Income before Income
   Taxes and Distributions on Capital Securities          $  109.1     $  214.6      $  241.4     $  274.4
Property & Casualty Net Investment Income                   (116.5)      (115.3)       (229.3)      (230.5)

Property & Casualty Restructuring Charges                    --             5.5           --          12.1

Property & Casualty Net Realized Investment
   (Gains) Losses                                          (4.9)         (189.0)         (3.4)      (231.5)

                                                     ------------------------------------------------------

Total Underwriting Profit (Loss)                         $ (12.3)     $   (84.2)    $     8.7     $ (175.5)

-----------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings

Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses. Management believes the presentation of pretax operating earnings enhances the understanding of our Life & Investments results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income before Income Taxes and Distributions on Capital Securities, the most directly comparable GAAP measure on our Consolidated Statements of Income.


                                                         Three Months Ended          Six Months Ended
                                                               June 30                   June 30
                                                     ------------------------------------------------------

                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------


Life &  Investments  Income  before  Income Taxes and
Distributions on Capital Securities                         $ 64.6    $   (23.6)    $    78.3    $    24.2
Net Realized Investment (Gains) Losses                        (6.7)        75.6          51.4         86.9
                                                     ------------------------------------------------------

Pretax Operating Earnings                                $    57.9   $     52.0     $   129.7    $   111.1

-----------------------------------------------------------------------------------------------------------


Other Information in this Supplement

Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful





                               Safeco Corporation
                                   Key Metrics
                       (In Millions Except Per Share Data)


                               2ND          1ST          4TH          3RD          2ND
                               QTR          QTR          QTR          QTR          QTR            YTD          YTD
                               2003         2003         2002         2002         2002           2003         2002       Chg
                            -----------  -----------  -----------  -----------  -----------    -----------  ----------- --------


Net Income                     $ 111.9       $ 90.0       $ 57.1       $ 75.2      $ 105.2        $ 201.9      $ 168.8      20%


Net Income Per Diluted Share      0.81         0.65         0.42         0.59         0.82           1.45         1.32      10%

Net Realized Investment
Gains (Losses)                    14.7        (32.4)       (36.4)         7.8         62.0          (17.7)        82.1       NM


Operating Earnings                97.2        122.4         93.5         67.4         43.2          219.6         86.7     153%


Operating Earnings Per Share      0.70         0.88         0.71         0.53         0.34           1.58         0.68     132%


Operating Return on Equity
(Pre-FAS 115) annualized         11.8%        15.2%        11.8%         8.7%         5.4%          13.4%         5.5%     144%


Operating Return on Equity
(unadjusted) annualized           8.9%        12.1%         9.7%         7.2%         4.7%          10.0%         4.7%     113%


Operating Revenue            $ 1,848.7    $ 1,812.2    $ 1,815.6    $ 1,782.1    $ 1,702.9      $ 3,660.9    $ 3,384.9       8%
  % Chg Prior Year Same Qtr       8.6%         7.7%         7.2%         5.5%         0.9%


Life & Investments
  Pretax Operating Earnings     $ 57.9       $ 71.8       $ 66.3       $ 59.6       $ 52.0        $ 129.7      $ 111.1      17%
  % Chg Prior Year Same Qtr      11.3%        21.5%        41.3%        38.6%        -9.6%

Property & Casualty
  Combined Ratio                101.0%        98.2%       101.6%       104.0%       107.5%          99.6%       107.9%     (8.3)


  Impact of Catastrophes          8.2%         1.1%         0.2%        -0.9%         5.8%           4.8%         4.2%      0.6


  Net Premiums Written       $ 1,316.5    $ 1,205.8    $ 1,130.0    $ 1,182.7    $ 1,184.4      $ 2,522.3    $ 2,272.0      11%
   % Chg Prior Year Same Qtr     11.2%        10.9%         7.4%         6.1%         3.3%


  Net Premiums Earned        $ 1,201.8    $ 1,163.1    $ 1,164.6    $ 1,135.2    $ 1,122.0      $ 2,364.9     $2,221.5       6%
   % Chg Prior Year Same Qtr      7.1%         5.8%         4.2%         1.5%         0.1%


Book Value Per Share           $ 37.22      $ 33.00      $ 32.07      $ 31.77      $ 28.91        $ 37.22      $ 28.91      29%
   % Chg Prior Year Same Qtr     28.7%        20.9%        12.7%         7.8%        -0.1%


BV Per Share (ex-FAS 115)      $ 25.72      $ 24.66      $ 24.39      $ 23.55      $ 24.22        $ 25.72      $ 24.22       6%
   % Chg Prior Year Same Qtr      6.2%        -1.3%        -0.7%        -3.4%        -7.5%

                           Safeco Corporation
                      Summary of Financial Results
                              (In Millions)


                                                                             Three Months Ended          Six Months Ended
                                                                                  June 30                    June 30
                                                                             -------------------         -----------------
                                                                             2003          2002         2003          2002
                                                                             -------------------        ------------------
                                                                                (Unaudited)                 (Unaudited)

REVENUES
     Property & Casualty
         Earned Premiums                                                     $1,201.8      $1,122.0     $2,364.9      $2,221.5
         Net Investment Income                                                  116.5         115.3        229.3         230.5
     Life & Investments                                                         524.9         460.7      1,052.3         921.8
     Corporate                                                                    5.5           4.9         14.4          11.1
     Net Realized Investment Gains (Losses)                                      22.3          95.4        (27.6)        126.0
                                                                              -------       -------      -------       -------
     Total                                                                    1,871.0       1,798.3      3,633.3       3,510.9
                                                                              -------       -------      -------       -------

Income before Net Realized Investment Gains (Losses), Income Taxes and Distributions on Capital Securities
     Property & Casualty
         Underwriting Profits (Losses)                                          (12.3)        (84.2)         8.7        (175.5)
         Net Investment Income                                                  116.5         115.3        229.3         230.5
         Restructuring Charges                                                      -          (5.5)           -         (12.1)
                                                                              -------       -------      -------       -------
              Total Property & Casualty                                         104.2          25.6        238.0          42.9
     Life & Investments                                                          57.9          52.0        129.7         111.1
     Corporate                                                                  (11.3)        (12.8)       (26.3)        (26.2)
                                                                              -------       -------      -------       -------
     Total                                                                      150.8          64.8        341.4         127.8

Net Realized Investment Gains (Losses) before Taxes                              22.3          95.4        (27.6)        126.0
                                                                              -------       -------      -------       -------

Income before Income Taxes and Distributions on Capital Securities              173.1         160.2        313.8         253.8

Provision (Benefit) for Income Taxes on
     Income before Net Realized Investment Gains (Losses)
         and Distributions on Capital Securities                                 42.4          10.4         99.4          18.7
     Net Realized Investment Gains (Losses)                                       7.6          33.4         (9.9)         43.9
                                                                              -------       -------      -------       -------
     Total                                                                       50.0          43.8         89.5          62.6
                                                                              -------       -------      -------       -------

Income before Distributions on Capital Securities                               123.1         116.4        224.3         191.2

Distributions on Capital Securities, Net of Taxes                               (11.2)        (11.2)       (22.4)        (22.4)
                                                                              -------       -------      -------       -------

Net Income                                                                    $ 111.9       $ 105.2      $ 201.9       $ 168.8
                                                                              =======       =======      =======       =======

                            Safeco Corporation
                    Consolidated Statements of Income
                   (In Millions Except Per Share Data)


                                                                               Three Months Ended          Six Months Ended
                                                                                   June 30                     June 30
                                                                              ---------------------     -----------------------
                                                                              2003          2002          2003         2002
                                                                              ---------------------     -----------------------
                                                                                 (Unaudited)                  (Unaudited)

REVENUES
Property & Casualty Earned Premiums                                          $ 1,201.8     $ 1,122.0     $ 2,364.9    $ 2,221.5
Life & Investments Premiums and Other Revenues                                   221.1         166.1         445.0        331.2
Net Investment Income                                                            423.1         412.8         845.6        827.5
Net Realized Investment Gains (Losses)                                            22.3          95.4         (27.6)       126.0
Other                                                                              2.7           2.0           5.4          4.7
                                                                              --------     ---------     ---------     --------
Total                                                                          1,871.0       1,798.3       3,633.3      3,510.9
                                                                               --------     ---------     ---------     --------

EXPENSES
Losses, Loss Adjustment Expenses and Policy Benefits                           1,188.0       1,181.4       2,320.1      2,341.0
Other Underwriting and Operating Expenses                                        269.8         215.6         522.3        439.0
Amortization of Deferred Policy Acquisition Costs                                222.7         212.4         438.9        421.9
Interest Expense                                                                  13.2          16.4          30.3         32.4
Intangibles Amortization                                                           4.2           6.8           7.9         10.7
Restructuring Charges                                                                -           5.5             -         12.1
                                                                               --------     ---------     ---------     --------
Total                                                                          1,697.9       1,638.1       3,319.5      3,257.1
                                                                               --------     ---------     ---------     --------
Income before Income Taxes and Distributions on Capital Securities               173.1         160.2         313.8        253.8

Provision for Income Taxes                                                        50.0          43.8          89.5         62.6
                                                                               --------     ---------     ---------     --------
Income before Distributions on Capital Securities                                123.1         116.4         224.3        191.2
Distributions on Capital Securities, Net of Taxes                                (11.2)        (11.2)        (22.4)       (22.4)
                                                                               --------     ---------     ---------     --------
Net Income                                                                     $ 111.9       $ 105.2       $ 201.9      $ 168.8
                                                                              ========     =========     =========     ========
INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted                                  $ 0.81        $ 0.82        $ 1.45       $ 1.32
                                                                              ========     =========     =========     ========
Net Income Per Share of Common Stock - Basic                                    $ 0.81        $ 0.82        $ 1.46       $ 1.32
                                                                              ========     =========     =========     ========


Dividends Declared                                                             $ 0.185       $ 0.185       $ 0.370      $ 0.370

Average Number of  Shares Outstanding During the Period:
     Diluted                                                                     139.0         128.1         138.8        128.1
     Basic                                                                       138.4         127.8         138.3        127.8



                               Safeco Corporation
                           Consolidated Balance Sheets
                                  (In Millions)

                                                                    June 30            December 31
                                                                      2003               2002
                                                                 ---------------    ---------------
                                                                     (Unaudited)
ASSETS
Investments
Available-for-Sale Securities
Fixed Maturities, at Fair Value
(Cost or amortized cost:  $23,190.5; $22,646.1)                      $ 25,639.3         $ 24,278.0
Marketable Equity Securities, at Fair Value
(Cost: $767.5; $777.2)                                                  1,167.3            1,082.5
Mortgage Loans                                                            942.8              925.9
Other Invested Assets                                                     184.9              173.8
Short-Term Investments                                                    434.1              311.0
                                                                 ---------------    ---------------
Total Investments                                                      28,368.4           26,771.2
Cash and Cash Equivalents                                                 199.2              188.5
Accrued Investment Income                                                 333.8              336.3
Premiums and Service Fees Receivable                                    1,081.6            1,047.1
Other Notes and Accounts Receivable                                       239.1              162.3
Current Income Taxes Recoverable                                           39.1               26.2
Deferred Income Taxes Recoverable                                             -              124.6
Reinsurance Recoverables                                                  568.1              578.8
Deferred Policy Acquisition Costs                                         622.8              626.3
Land, Buildings and Equipment for Company Use                             472.4              488.7
(At cost less accumulated depreciation: $319.4; $319.7)
Intangibles and Goodwill                                                  190.1              190.0
Other Assets                                                              284.1              259.8
Securities Lending Collateral                                           3,199.2            2,957.0
Separate Account Assets                                                   995.4              899.2
                                                                 ---------------    ---------------
        Total Assets                                                 $ 36,593.3         $ 34,656.0
                                                                 ==============     ===============

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves         $ 4,916.0          $ 4,998.5
Accident and Health Reserves                                              155.7              170.0
Life Policy Liabilities                                                   323.6              339.9
Unearned Premiums                                                       2,008.4            1,847.5
Funds Held Under Deposit Contracts                                     16,198.7           15,655.4
Debt                                                                    1,124.6            1,123.8
Deferred Income Taxes                                                     235.3                  -
Other Liabilities                                                       1,438.1            1,389.3
Securities Lending Payable                                              3,199.2            2,957.0
Separate Account Liabilities                                              995.4              899.2
                                                                 ---------------    ---------------
        Total Liabilities                                              30,595.0           29,380.6
                                                                 ---------------    ---------------

Commitments and Contingencies                                                 -                  -

Corporation-Obligated, Mandatorily Redeemable Capital Securities
of Subsidiary Trust Holding Solely Junior Subordinated
Debentures of the Corporation (Capital Securities)                        844.0              843.8
                                                                 ---------------    ---------------

Preferred Stock, No Par Value
   Shares Authorized: 10; Shares Issued and Outstanding:  None                -                  -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 11.7; 12.0
   Shares Issued and Outstanding: 138.5; 138.2                          1,182.9            1,178.1
Retained Earnings                                                       2,222.6            2,072.2
Accumulated Other Comprehensive Income, Net of Taxes
   Unrealized Gains and Losses on Available-for-Sale Securities
       and Derivative Financial Instruments                             1,824.8            1,241.2
   Unrealized Foreign Currency Translation Adjustments                    (10.5)             (15.7)
   Deferred Policy Acquisition Costs Valuation Allowance                  (56.7)             (35.4)
   Minimum Pension Liability Adjustment                                    (8.8)              (8.8)
                                                                 ---------------    ---------------
Total Accumulated Other Comprehensive Income                            1,748.8            1,181.3
                                                                 ---------------    ---------------
Total Shareholders' Equity                                              5,154.3            4,431.6
                                                                 ---------------    ---------------
Total Liabilites & Shareholders' Equity                              $ 36,593.3         $ 34,656.0
                                                                 ==============     ===============



                            Safeco Corporation
                              Income Summary
                     (In Thousands Except Per Share Amounts)




                                                                               Three Months Ended          Six Months Ended
                                                                                   June 30                     June 30
                                                                              -------------------         ------------------
                                                                              2003          2002          2003         2002
                                                                              -------------------         ------------------
                                                                                  (Unaudited)                 (Unaudited)

Pretax Net Income (Loss)
     P&C Underwriting                                                        $ (12,249)    $ (84,193)      $ 8,734   $ (175,537)
     P&C Investment Income                                                     116,438       115,267       229,280      230,469
     Restructuring Charges                                                           -        (5,537)            -      (12,103)
                                                                             ---------     ----------      -------   -----------
          Total P&C                                                            104,189        25,537       238,014       42,829
     Life & Investments                                                         57,901        51,954       129,725      111,053
     Corporate                                                                 (11,327)      (12,809)      (26,383)     (26,188)
     Distributions on Capital Securities                                       (17,264)      (17,264)      (34,528)     (34,528)
                                                                             ---------     ----------      -------   -----------
     Income before Net Realized Investment Gains (Losses)                      133,499        47,418       306,828       93,166
     Net Realized Investment Gains (Losses)                                     22,316        95,393       (27,555)     126,017
                                                                             ---------     ----------      -------   -----------
          Total                                                               $155,815      $142,811      $279,273     $219,183
                                                                              ========     ==========     ========   ==========




Income Tax Expense (Benefit)

     P&C Underwriting                                                           (4,603)      (28,830)      $ 2,519    $ (59,830)
     P&C Investment Income                                                      29,196        27,705        59,254       54,205
     Restructuring Charges                                                           -        (1,936)            -       (4,236)
                                                                              ---------     ----------      -------   -----------
          Total P&C                                                             24,593        (3,061)       61,773       (9,861)
     Life & Investments                                                         19,401        18,062        44,552       37,962
     Corporate                                                                  (1,676)       (4,684)       (7,014)      (9,478)
     Distributions on Capital Securities                                        (6,043)       (6,043)      (12,085)     (12,085)
                                                                              ---------     ----------      -------   -----------
     Income before Net Realized Investment Gains (Losses)                       36,275         4,274        87,226        6,538
     Net Realized Investment Gains (Losses)                                      7,672        33,379        (9,850)      43,879
                                                                              ---------     ----------      -------   -----------
          Total                                                               $ 43,947      $ 37,653      $ 77,376     $ 50,417
                                                                               ========     ==========     ========   ==========





After-tax Income (Loss)
     P&C Underwriting                                                         $ (7,646)    $ (55,363)      $ 6,215   $ (115,707)
     P&C Investment Income                                                      87,242        87,562       170,026      176,264
     Restructuring Charges                                                           -        (3,601)            -       (7,867)
                                                                              ---------     ----------      -------   ----------
          Total P&C                                                             79,596        28,598       176,241       52,690
     Life & Investments                                                         38,500        33,892        85,173       73,091
     Corporate                                                                  (9,651)       (8,125)      (19,369)     (16,710)
     Distributions on Capital Securities                                       (11,221)      (11,221)      (22,443)     (22,443)
                                                                              ---------     ----------      -------   -----------
     Income before Net Realized Investment Gains (Losses)                       97,224        43,144       219,602       86,628
     Net Realized Investment Gains (Losses)                                     14,644        62,014       (17,705)      82,138
                                                                              ---------     ----------      -------   -----------
          Total                                                               $111,868       105,158      $201,897     $168,766
                                                                               ========     ==========     ========   ==========




Average Shares Outstanding  - Diluted                                          139,042       128,147       138,832      128,128

Average Shares Outstanding  - Basic                                            138,417       127,809       138,339      127,790



Book Value Per Share                                                           $ 37.22       $ 28.91       $ 37.22      $ 28.91
Book Value Per Share (ex-FAS 115)                                              $ 25.72       $ 24.22       $ 25.72      $ 24.22



                           Safeco Property & Casualty
                     Underwriting Profit and Combined Ratios
                                 (In Thousands)



                                   2ND           1ST          4TH           3RD          2ND
                                   QTR           QTR          QTR           QTR          QTR             YTD          YTD
                                   2003         2003          2002         2002          2002           2003          2002
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
Net U/W Profit (Loss)
------------------------------

Safeco Personal Insurance
     Personal Auto                 $ 3,332      $ (1,504)   $ (10,600)     $ (6,186)    $ (7,341)        $ 1,828    $ (27,613)
     Homeowners                    (13,448)       19,501       12,399         5,501      (36,879)          6,053      (55,123)
     Specialty                      14,803        11,493        8,221         9,626        3,033          26,296       11,057
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
         Total SPI                   4,687        29,490       10,020         8,941      (41,187)         34,177      (71,679)
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------

Safeco Business Insurance
     SBI Regular                   (11,531)       (5,287)       7,878       (11,972)     (24,997)        (16,818)     (47,597)
     Special Accounts Facility        (632)        6,412        7,518         3,895       (1,779)          5,780        6,411
     SBI Runoff                     (9,394)       (6,311)     (33,019)      (15,368)     (14,411)        (15,705)     (59,138)
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
         Total SBI                 (21,557)       (5,186)     (17,623)      (23,445)     (41,187)        (26,743)    (100,324)
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------

  Surety                             6,836         3,669        6,076         2,688        5,750          10,505        8,879
  P&C Other*                        (2,215)       (6,990)     (17,264)      (33,514)      (7,569)         (9,205)     (12,413)

                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
  Total All Lines                $ (12,249)     $ 20,983    $ (18,791)    $ (45,330)   $ (84,193)        $ 8,734   $ (175,537)
                               ============  ============  ===========  ============  ===========    ============  ===========



                                   2ND           1ST          4TH           3RD          2ND
                                   QTR           QTR          QTR           QTR          QTR             YTD          YTD
                                   2003         2003          2002         2002          2002           2003          2002
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
Net Combined Ratios (GAAP)

Safeco Personal Insurance
     Personal Auto                   99.4%        100.3%       102.0%        101.2%       101.6%           99.8%       103.0%
     Homeowners                     107.0%         89.7%        93.5%         97.1%       119.5%           98.4%       114.8%
     Specialty                       70.7%         76.9%        83.8%         81.2%        94.0%           73.8%        89.1%
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
          Total SPI                  99.4%         96.2%        98.7%         98.8%       105.8%           97.8%       105.1%
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------

Safeco Business Insurance
     SBI Regular                    104.2%        102.0%        97.0%        104.7%       109.9%          103.1%       109.6%
     Special Accounts Facility      100.7%         92.7%        91.6%         94.8%       102.9%           96.8%        94.2%
     SBI Runoff                         NM            NM           NM            NM           NM              NM           NM
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
          Total SBI                 106.0%        101.5%       104.9%        106.6%       111.1%          103.7%       113.4%
                                -----------  ------------  -----------  ------------  -----------    ------------  -----------

Surety                               82.2%         88.6%        81.4%         91.8%        81.5%           85.1%        85.4%
P&C Other*                              NM            NM           NM            NM           NM              NM           NM

                                -----------  ------------  -----------  ------------  -----------    ------------  -----------
Total All Lines                     101.0%         98.2%       101.6%        104.0%       107.5%           99.6%       107.9%
                                ===========  ============  ===========  ===========   ===========    ============  ===========

* P&C Other includes our discontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.


                           Safeco Property & Casualty
                              Net Written Premiums
                                 (In Thousands)


                               2ND           1ST           4TH           3RD          2ND
                               QTR           QTR           QTR           QTR          QTR              YTD            YTD
                              2003          2003          2002          2002          2002            2003           2002
                           ------------  ------------  ------------  ------------ -------------    ------------   -------------
Net Written Premiums

Safeco Personal Insurance
Personal Auto                $ 570,911     $ 565,972     $ 523,033     $ 536,309     $ 487,891      $1,136,883      $966,349
Homeowners                     215,334       172,220       175,245       212,096       213,607         387,554       380,307
Specialty                       57,147        46,543        44,228        54,433        58,061         103,690       104,011
                           ------------  ------------  ------------  ------------ -------------    ------------    ---------
Total SPI                      843,392       784,735       742,506       802,838       759,559       1,628,127     1,450,667
                           ------------  ------------  ------------  ------------ -------------    ------------   ----------

Safeco Business Insurance
SBI Regular                    308,396       284,027       258,106       253,552       277,950         592,423       543,581
Special Accts Facility*         94,744        97,088        99,221        88,203        83,527         191,832       161,483
SBI Runoff                        (576)        1,814        (3,747)       (2,193)        6,566           1,238        31,021
                           ------------  ------------  ------------  ------------ -------------    ------------   ----------
Total SBI                      402,564       382,929       353,580       339,562       368,043         785,493       736,085
                           ------------  ------------  ------------  ------------ -------------    ------------   ----------

Surety                          46,932        35,125        32,384        38,491        35,882          82,057        62,754
P&C Other                       23,592         2,989         1,559         1,789        20,889          26,581        22,419

                           ------------  ------------  ------------  ------------ -------------    ------------   ----------
Total All Lines             $1,316,480    $1,205,778    $1,130,029    $1,182,680    $1,184,373      $2,522,258    $2,271,925
                           ===========   ============  ============  ============ =============    ===========   ============


Net Written Premiums (Percent Change)

                                       Percent Change Over Prior Year Same Quarter                 Percent Change YTD

Safeco Personal Insurance
Personal Auto                    17.0%         18.3%         14.4%         17.6%         12.6%           17.6%       9.6%
Homeowners                        0.8%          3.3%         -1.7%          5.4%          7.0%            1.9%       4.6%
Specialty                        -1.6%          1.3%         -4.3%          1.9%          2.6%           -0.3%      -0.6%
                           ------------  ------------  ------------  ------------ -------------    ------------  ---------
Total SPI                        11.0%         13.6%          9.0%         12.9%         10.2%           12.2%       7.5%
                           ------------  ------------  ------------  ------------ -------------    ------------  ----------

Safeco Business Insurance
SBI Regular                      11.0%          7.0%         17.2%          7.0%          6.9%            9.0%        3.3%
Special Accts Facility*          13.4%         24.8%        187.1%        165.2%        167.7%           18.8%      144.2%
SBI Runoff                          NM            NM            NM            NM            NM              NM          NM
                           ------------  ------------  ------------  ------------ -------------    ------------  ---------
Total SBI                         9.4%          4.0%          4.2%         -8.0%         -7.9%            6.7%      -11.7%
                           ------------  ------------  ------------  ------------ -------------    ------------  ---------

Surety                           30.8%         30.7%          7.4%         16.1%         -9.8%           30.8%       -8.0%
P&C Other                        12.9%         95.4%         -2.1%        -22.7%         16.6%           18.6%       12.6%

                           ------------  ------------  ------------  ------------ -------------    ------------  ----------
Total All Lines                  11.2%         10.9%          7.4%          6.1%          3.3%           11.0%        0.0%
                           ============  ============  ============  ============ =============    ============  ==========

*As each existing old Safeco Commercial policy comes up for renewal (reported in Runoff), a decision is made by Special Accounts Facility to renew or not renew.
If it is renewed it becomes part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Runoff. In addition, this number is impacted by the acquisition of the ACE lender-placed property business of $80 million in premiums in 4Q 2001.

Surety premiums reflected a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.


                           Safeco Property & Casualty
                               Net Earned Premiums
                                 (In Thousands)


                               2ND           1ST          4TH           3RD           2ND
                               QTR           QTR          QTR           QTR           QTR           YTD           YTD
                              2003          2003         2002          2002          2002          2003          2002
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Net Earned Premiums

Safeco Personal Insurance
Personal Auto                 $552,860     $ 528,512    $ 523,043     $ 497,332      $472,497    $1,081,372      $ 926,744
Homeowners                     192,128       189,431      192,112       192,620       189,273       381,559        372,634
Specialty                       50,527        49,807       50,813        51,072        51,199       100,334        101,228
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total SPI                      795,515       767,750      765,968       741,024       712,969     1,563,265      1,400,606
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------

Safeco Business Insurance
SBI Regular                    272,133       266,016      262,262       255,467       251,461       538,149        496,375
Special Accts Facility*         93,226        87,905       89,189        75,200        61,766       181,131        111,658
SBI Runoff                      (4,928)        2,930        8,110        24,176        56,881        (1,998)       138,540
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total SBI                      360,431       356,851      359,561       354,843       370,108       717,282        746,573
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------

Surety                          38,418        32,142       32,673        32,721        31,114        70,560         60,922
P&C Other                        7,447         6,305        6,370         6,573         7,907        13,752         13,450


                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total All Lines            $ 1,201,811    $1,163,048   $1,164,572    $1,135,161    $1,122,098    $2,364,859    $ 2,221,551
                           ============  ============ ============  ===========   ============  ============  =============




Net Earned Premiums (Percent Change)

                                      Percent Change Over Prior Year Same Quarter                   Percent Change YTD

Safeco Personal Insurance
Personal Auto                    17.0%         16.3%        14.9%         11.4%          7.8%         16.7%           7.1%
Homeowners                        1.5%          3.3%         2.8%          3.1%          2.5%          2.4%           1.6%
Specialty                        -1.3%         -0.4%        -0.6%          0.3%          1.5%         -0.9%           1.7%
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total SPI                        11.6%         11.6%        10.5%          8.3%          5.9%         11.6%           5.2%
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------

Safeco Business Insurance
SBI Regular                       8.2%          8.6%         7.0%          0.5%         -3.9%          8.4%          -7.0%
Special Accts Facility*          50.9%         76.2%       152.7%        146.6%         93.1%         62.2%          79.5%
SBI Runoff                          NM            NM           NM            NM            NM            NM             NM
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total SBI                        -2.6%         -5.2%        -4.5%        -12.5%        -13.3%         -3.9%         -12.5%
                           ------------  ------------ ------------  ------------  ------------  ------------ --------------

Surety                           23.5%          7.8%        16.9%         21.3%         37.0%         15.8%          50.0%
P&C Other                        -5.8%         13.7%       -67.5%            NM            NM          2.2%          18.5%

                           ------------  ------------ ------------  ------------  ------------  ------------ --------------
Total All Lines                   7.1%          5.8%         4.2%          1.5%          0.1%          6.5%          -0.7%
                           ============  ============ ============  ============  ============  ============ ==============

*As each existing old Safeco Commercial policy comes up for renewal (reported in Runoff), a decision is made by Special Accounts Facility to renew or not renew.
If it is renewed it becomes part of Special Accounts Facility, otherwise results associated with the discontinued account remain in Runoff. In addition, this number is impacted by the acquisition of the ACE lender-placed property business of $80 million in premiums in 4Q 2001.

Surety premiums reflected a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.

                           Safeco Property & Casualty
                                  Personal Auto
                          (In Thousands Except Ratios)


                                     2ND          1ST         4TH          3RD          2ND
                                     QTR          QTR         QTR          QTR          QTR            YTD          YTD
                                     2003         2003        2002         2002        2002            2003         2002
                                  -----------  ----------- -----------  ----------- ------------    -----------  -----------
Personal Auto

Underwriting Profit (Loss)           $ 3,332     $ (1,504)   $(10,600)     $(6,186)    $ (7,341)       $ 1,828     $(27,613)

Loss and LAE Ratio                     76.0%        76.8%       78.5%        78.2%        78.2%          76.4%        79.1%
Expense Ratio                          23.4%        23.5%       23.5%        23.0%        23.4%          23.4%        23.9%
                                  -----------  ----------- -----------  ----------- ------------    -----------  -----------
Combined Ratio                         99.4%       100.3%      102.0%       101.2%       101.6%          99.8%       103.0%
                                  ===========  =========== ===========  =========== ============    ===========  ===========

Impact of Catastrophes                  4.0%         0.2%        0.3%        -0.1%         1.4%           2.1%         0.9%
Impact of Non-Cat Weather               1.4%         0.3%        0.4%         0.8%         1.1%           0.8%         0.7%


Policies In Force (000's)            1,586.1      1,558.6     1,529.9      1,498.4      1,447.6
% Chg Prior Year Same Qtr               9.6%         9.6%        8.0%         4.7%         0.1%


Retention                              80.1%        81.0%       81.2%        80.5%        80.0%


New Business Policies (000's)          115.6        107.4       117.1        137.2        116.2
% Chg Prior Year Same Qtr              -0.5%        12.2%       42.7%        85.2%        89.9%

Loss Trends (12 mo. rolling)

 Frequency                             -3.7%        -6.5%       -7.3%        -5.3%        -4.8%

 Severity                               3.2%         5.1%        7.2%         4.9%         3.8%

 Total Loss Costs                      -0.6%        -1.7%       -0.6%        -0.7%        -1.2%



Net Written Premiums               $ 570,911     $565,972     $523,033    $536,309     $487,891

% Chg Prior Year Same Qtr              17.0%        18.3%       14.4%        17.6%        12.6%

Net Earned Premiums                 $552,860     $528,512     $523,043    $497,332     $472,497

% Chg Prior Year Same Qtr              17.0%        16.3%       14.9%        11.4%         7.8%



Frequency, severity and loss cost information is on a twelve month rolling newly reported claims incurred basis which may be different from paid.

                           Safeco Property & Casualty
                            Homeowners and Specialty
                          (In Thousands Except Ratios)





                                     2ND         1ST          4TH          3RD         2ND
                                     QTR         QTR          QTR          QTR         QTR             YTD            YTD
                                     2003        2003         2002        2002         2002           2003            2002
                                  ----------- -----------  ----------- ------------ -----------    ------------  -------------
Homeowners

Underwriting Profit (Loss)         $ (13,448)    $19,501      $12,399      $ 5,501   $ (36,879)        $ 6,053     $ (55,123)

Loss and LAE Ratio                     78.5%       60.9%        61.4%        68.9%       91.5%           69.7%         86.8%
Expense Ratio                          28.5%       28.8%        32.1%        28.2%       28.0%           28.7%         28.0%
                                  ----------- -----------  ----------- ------------ -----------    ------------  -------------
Combined Ratio                        107.0%       89.7%        93.5%        97.1%      119.5%           98.4%        114.8%
                                  =========== ===========  =========== ============ ===========    ============  =============
Impact of Catastrophes                 31.5%        4.3%         1.9%        -3.4%       21.8%           18.0%         15.4%
Impact of Non-Cat Weather               9.1%        6.8%         6.2%        11.4%       11.2%            8.0%          9.4%


Policies In Force (000's)            1,232.8     1,263.0      1,290.5      1,324.1     1,349.3
% Chg Prior Year Same Qtr              -9.1%       -8.3%        -8.2%        -8.2%       -8.9%


Retention                              82.8%       82.8%        82.5%        82.4%       81.7%


New Business Policies (000's)           28.6        22.9         27.0         32.5        41.9
% Chg Prior Year Same Qtr             -31.9%      -27.4%       -11.6%        -8.6%       15.0%



Net Written Premiums               $ 215,334   $ 172,220    $ 175,245    $ 212,096   $ 213,607

% Chg Prior Year Same Qtr               0.8%        3.3%        -1.7%         5.4%        7.0%

Net Earned Premiums                $ 192,128   $ 189,431    $ 192,112    $ 192,620   $ 189,273

% Chg Prior Year Same Qtr               1.5%        3.3%         2.8%         3.1%        2.5%




Specialty

Underwriting Profit                  $14,803     $11,493      $ 8,221      $ 9,626     $ 3,033         $26,296      $11,056

Loss and LAE Ratio                     40.1%       46.3%        52.3%        50.0%       63.1%           43.2%        57.8%
Expense Ratio                          30.6%       30.6%        31.5%        31.2%       30.9%           30.6%        31.3%
                                  ----------- -----------  ----------- ------------ -----------    ------------ -----------
Combined Ratio                         70.7%       76.9%        83.8%        81.2%       94.0%           73.8%        89.1%
                                  =========== ===========  =========== ===========  ===========    ============ ===========

                           Safeco Property & Casualty
                         Safeco Business Insurance (SBI)
                          (In Thousands Except Ratios)


                                     2ND         1ST          4TH         3RD          2ND
                                     QTR         QTR          QTR         QTR          QTR            YTD          YTD
                                     2003        2003         2002        2002         2002           2003         2002
                                  ----------- -----------  ----------- -----------  -----------    -----------  -----------
Safeco Business Insurance

Underwriting Loss                  $ (21,557)   $ (5,186)    $(17,623)   $(23,445)   $ (41,187)      $(26,743)  $(100,324)

Loss and LAE Ratio                     66.1%       62.8%        66.4%       67.0%        74.4%          64.4%        76.7%
Expense Ratio                          39.9%       38.7%        38.5%       39.6%        36.7%          39.3%        36.7%
                                  ----------- -----------  ----------- -----------  -----------    -----------  -----------
Combined Ratio                        106.0%      101.5%       104.9%      106.6%       111.1%         103.7%       113.4%
                                  =========== ===========  =========== ===========  ===========    ===========  ===========

Impact of Catastrophes                  4.0%        0.9%        -1.1%       -1.2%         3.9%           2.4%         2.8%
Impact of Non-Cat Weather               2.1%        1.9%         1.9%        2.5%         2.0%           2.0%         1.6%


SBI Regular

Underwriting Profit (Loss)          $(11,531)    $(5,287)     $ 7,878   $ (11,972)    $(24,997)     $ (16,818)    $(47,597)

Loss and LAE Ratio                     66.6%       63.8%        60.1%       66.5%        73.2%          65.2%        74.6%
Expense Ratio                          37.6%       38.2%        36.9%       38.2%        36.7%          37.9%        35.0%
                                  ----------- -----------  ----------- -----------  -----------    -----------  -----------
Combined Ratio                        104.2%      102.0%        97.0%      104.7%       109.9%         103.1%       109.6%
                                  =========== ===========  =========== ===========  ===========    ===========  ===========

Impact of Catastrophes                  3.4%        1.7%        -1.7%       -1.1%         4.8%           2.5%         3.9%
Impact of Non-Cat Weather               2.2%        1.7%         0.4%        1.6%         1.9%           2.0%         1.8%


Policies In Force (000's)              511.1       517.2        529.7       537.1        549.0
% Chg Prior Year Same Qtr              -6.9%       -7.4%        -8.9%       -8.8%        -9.0%

Retention                              76.7%       76.1%        76.0%       75.8%        75.2%

New Business Policies (000's)           31.1        25.2         24.6        24.6         26.6
% Chg Prior Year Same Qtr              16.9%       13.7%        15.3%       22.5%        12.0%


Net Written Premiums                $308,396     $284,027     $258,106    $253,552     $277,950

% Chg Prior Year Same Qtr              11.0%        7.0%        17.2%        7.0%         6.9%

Net Earned Premiums                 $272,133     $266,016     $262,262    $255,467    $ 251,461

% Chg Prior Year Same Qtr               8.2%        8.6%         7.0%        0.5%        -3.9%


Special Accounts Facility
Underwriting Profit (Loss)            $ (632)    $ 6,412      $ 7,518     $ 3,895     $ (1,779)       $ 5,780      $ 6,411
Combined Ratio                        100.7%       92.7%        91.6%       94.8%       102.9%          96.8%        94.2%



SBI Runoff
Underwriting Loss                   $ (9,394)   $ (6,311)    $(33,019)   $(15,368)    $(14,411)     $ (15,705)    $(59,138)



                           Safeco Property & Casualty
                             Surety, Other and Total
                          (In Thousands Except Ratios)


                                    2ND         1ST          4TH         3RD         2ND
                                    QTR         QTR          QTR         QTR         QTR           YTD          YTD
                                   2003         2003         2002        2002        2002          2003         2002
                                ------------ -----------  ----------- ----------- -----------   ----------- -------------
Surety

Underwriting Profit                 $ 6,836     $ 3,669      $ 6,076     $ 2,688     $ 5,750      $ 10,505       $ 8,879

Combined Ratio                        82.2%       88.6%        81.4%       91.8%       81.5%         85.1%         85.4%


P&C Other*

Underwriting Loss                  $ (2,215)    $(6,990)   $ (17,264)  $ (33,514)   $ (7,569)     $ (9,205)    $ (12,413)


Total Property & Casualty

Underwriting Profit (Loss)        $ (12,249)   $ 20,983    $ (18,791) $ (45,330)   $ (84,193)       $8,734    $ (175,537)


Loss and LAE Ratio                    70.4%       67.9%        70.6%       72.1%       77.5%         69.1%         77.5%
Expense Ratio                         30.6%       30.3%        31.0%       31.9%       30.0%         30.5%         30.4%
                                ------------ -----------  ----------- ----------- -----------   ----------- -------------
Combined Ratio                       101.0%       98.2%       101.6%      104.0%      107.5%         99.6%        107.9%
                                =========== ===========  =========== ===========  ===========    ===========  ===========

Impact of Catastrophes                 8.2%        1.1%         0.2%       -0.9%        5.8%          4.8%          4.2%

Impact of Non-Cat Weather              2.8%        1.9%         1.9%        3.2%        3.1%          2.4%          2.5%


* P&C Other includes our discontinued assumed reinsurance business, our involuntary-assigned risk and other state-mandated personal lines business, our Lloyds of London operations which are in runoff and certain discontinued product lines.


Catastrophes and Non-Catastrophe Weather

Catastrophes                        $99,128     $13,321       $2,932     ($9,917)    $64,832      $112,449       $92,371
     Personal Auto                   22,277         876        1,428        (581)      6,484        23,153         8,288
     Homeowners                      60,523       8,198        3,654      (6,638)     41,328        68,721        57,241
     Safeco Business Insurance       14,274       3,165       (3,781)     (4,157)     14,436        17,439        20,548
     P&C Other                        2,054       1,082        1,631       1,459       2,584         3,136         6,294

Non-Catastrophe Weather              33,955      22,504       22,179      36,302      35,441        56,459        56,730
     Personal Auto                    7,511       1,420        2,299       4,348       5,260         8,931         6,738
     Homeowners                      17,544      12,928       11,980      22,049      21,190        30,472        35,190
     Safeco Business Insurance        7,635       6,888        6,515       8,725       7,304        14,523        12,477
     P&C Other                        1,265       1,268        1,385       1,180       1,687         2,533         2,325


                           Safeco Property & Casualty
                              Statutory Information
                          (In Thousands Except Ratios)







                                                Three Months Ended           Six Months Ended
Statutory:                                          June 30                      June 30
                                              ------------------------   -------------------------
                                               2003           2002          2003          2002
                                              ------------------------   -------------------------

Net Premiums Written                        $ 1,316,480    $ 1,184,373   $ 2,522,258   $ 2,271,925
Change in Unearned Premium*                    (114,669)       (62,275)     (157,399)      (50,374)
                                            -----------    ------------  ------------  ------------
Net Premiums Earned                           1,201,811      1,122,098     2,364,859     2,221,551
                                            -----------    ------------  ------------  ------------


Net Losses Incurred                             694,840        732,344     1,326,789     1,449,829
Loss Expense Incurred                           151,816        130,989       308,954       266,993
Other U/W Expense Incurred                      378,873        356,883       733,788       702,743
                                            -----------    ------------  ------------  ------------
Total Losses and Expense                      1,225,529      1,220,216     2,369,531     2,419,565
                                            -----------    ------------  ------------  ------------



Underwriting Loss                               (23,718)       (98,118)       (4,672)     (198,014)


Investment Results
Net Investment Income Earned                    116,454        115,881       229,355       231,410
Net Realized Capital Gain                         3,629        190,787         3,418       235,426
                                            -----------    ------------  ------------  ------------
Net Gain from Investments                       120,083        306,668       232,773       466,836


Other Income                                      1,601          1,055         3,200         2,253
                                            -----------    ------------  ------------  ------------
Net Income before
    Dividends to Policyholders                   97,966        209,605       231,301       271,075
Dividends to Policyholders                          760             95         1,282           510
                                            -----------    ------------  ------------  ------------

Net Income before Income Taxes                   97,206        209,510       230,019       270,565
Income Tax Expense                               44,430         45,737        54,836        39,566
                                            -----------    ------------  ------------  ------------
Net Income                                     $ 52,776      $ 163,773     $ 175,183     $ 230,999
                                            ===========    ============  ============  ============








                                   2ND          1ST           4TH            3RD           2ND
                                   QTR          QTR           QTR            QTR           QTR          YTD         YTD
                                   2003        2003           2002          2002          2002         2003        2002
                                ---------------------------------------------------------------------------------------------

Loss and Expense Ratios (Statutory)
Losses and Loss Adj. Expense
to Premiums Earned                    70.4%       67.8%          69.5%         70.8%         77.0%       69.2%       77.3%
Other Underwriting Expenses
to Net Premiums Written               28.8%       29.2%          32.1%         30.9%         30.1%       29.1%       30.9%
                                ---------------------------------------------------------------------------------------------
Total Loss and Expense                99.2%       97.0%         101.6%        101.7%        107.1%       98.3%      108.2%
Dividends to Policyholders
to Premiums Earned                     0.1%        0.0%           0.0%         -0.6%          0.0%        0.1%        0.0%
                                ---------------------------------------------------------------------------------------------
Combined Ratio                        99.3%       97.0%         101.6%        101.1%        107.1%       98.4%      108.2%
                                =============================================================================================


Balance Sheet - Statutory
P&C Companies Only**


Loss Reserves                       $ 3,711     $ 3,700        $ 3,733       $ 3,793       $ 3,836
Loss Adj Expense Reserves               791         806            803           792           807
                                    ---------------------------------------------------------------
Total Loss Reserves                 $ 4,502     $ 4,506        $ 4,536       $ 4,585       $ 4,643
                                    ===============================================================

Unearned Premium Reserves           $ 1,957     $ 1,845        $ 1,805       $ 1,839       $ 1,792

Reserves for Dividends
    to Policyholders                      7           7              8            10            17


Net Admitted Assets                  10,226       9,970          9,797         9,482         9,623


Total Capital and Surplus             2,600       2,571          2,511         2,166         2,163
Ratio of


   Net Premiums Written (Annualized)   1.94        1.89           1.83          2.12          2.06
   to Total Capital and Surplus


* Also reflects changes in accrued retrospective premiums.
** Certain 2003 amounts used are estimated and subject to change. Such changes are not expected to be material.



                            Safeco Life & Investments
                           Pretax Operating Earnings*
                                 (In Thousands)




                               2ND         1ST         4TH         3RD         2ND
                               QTR         QTR         QTR         QTR         QTR          YTD          YTD          %
                               2003        2003        2002        2002        2002         2003         2002        Chg
                              -------     -=------    --------    --------     -------     ---------    --------     ------

Group                          $24,516     $29,047     $22,528     $22,407     $14,077      $ 53,563     $24,297      120.5%



Income Annuities                 8,356      10,074      13,933      11,499       7,292        18,430      16,081       14.6%



Retirement Services              4,883       5,003       8,171       1,426       3,997         9,886      12,038      -17.9%



Individual                        (507)      1,895       3,913       3,472       7,459         1,388      14,162      -90.2%



Asset Management                   166          73         171         935       1,725           239       4,055      -94.1%



L&I Other                       20,487      25,732      17,578      19,856      17,404        46,219      40,420       14.3%
                               --------    -------     -------     -------     -------     ---------    --------       -----
Pretax Operating Income        $57,901     $71,824     $66,294     $59,595     $51,954     $ 129,725    $111,053       16.8%
                               ========    =======     =======     =======     =======     =========    ========       =====



                            Safeco Life & Investments
                               Operating Revenues
                                 (In Thousands)





                               2ND         1ST         4TH         3RD         2ND
                               QTR         QTR         QTR         QTR         QTR          YTD          YTD          %
                               2003        2003        2002        2002        2002         2003         2002        Chg

                             --------     -=------    --------    --------     -------     ---------    --------     ------



Group                         $144,451    $142,323    $149,800    $149,351     $90,833     $ 286,774    $178,246       60.9%



Income Annuities               130,742     131,428     136,518     134,012     128,935       262,170     258,614        1.4%



Retirement Services             96,395      96,070      95,289      96,326      94,688       192,465     187,778        2.5%



Individual                      95,862      95,874      96,799      96,212      93,246       191,736     186,663        2.7%



Asset Management                 6,704       6,201       6,800       6,983       7,977        12,905      16,195      -20.3%



L&I Other                       50,773      55,491      47,527      47,508      45,027       106,264      94,339       12.6%
                              --------    --------    --------    --------    --------   -----------    --------      ------

Operating Revenues            $524,927    $527,387    $532,733    $530,392    $460,706   $ 1,052,314    $921,835       14.2%
                              ========    -=======    ========    ========    ========   ===========    ========      ======

*Earnings before net realized investment gains (losses) and income taxes. This is a standard industry measurement and is used by management as the key measurement of Life & Investments segment profit or loss. It is presented as a supplement to net income as a measure of profitability.






                            Safeco Life & Investments
                             Supplemental Statistics



                                   2ND           1ST         4TH          3RD          2ND
                                   QTR           QTR         QTR          QTR          QTR          YTD          YTD          %
                                  2003          2003         2002         2002         2002         2003         2002        Chg
                              ------------   ----------  -----------  -----------  -----------  -----------  -----------   ------


Group
     Earned Premiums (000's)   $ 141,623    $ 140,578    $ 145,717    $ 147,302    $ 89,027     $ 282,201    $ 174,941    61.3%
     Loss Ratio                    56.3%        56.2%        59.2%        58.4%       59.8%         56.3%        59.8%    3.5


Income Annuities
  Reserves (in billions)           $ 6.4        $ 6.3        $ 6.3        $ 6.3       $ 6.3         $ 6.4        $ 6.3     1.6%
     Deposits (000's)             35,750       28,481       37,185       34,140      20,651        64,231       35,757    79.6%


Retirement Services
     Reserves
          Fixed (in billions)      $ 6.4        $ 6.1        $ 5.9        $ 5.8       $ 5.6         $ 6.4        $ 5.6    14.3%
          Variable (in billions)     0.9          0.8          0.8          0.8         1.0           0.9          1.0   -10.0%
                              -----------  -----------  -----------  -----------  ----------   -----------  -----------  -------
     Total Reserves                  7.3          6.9          6.7          6.6         6.6           7.3          6.6    10.6%
     Deposits (000's)            328,427      332,235      338,042      271,358     391,260       660,662      747,954   -11.7%


Individual
     Reserves                    $ 3,862      $ 3,804      $ 3,755      $ 3,708     $ 3,624       $ 3,862      $ 3,624     6.6%
     Policies Issued:
     Term, Universal Life,         6,536        5,885        6,341        5,191       5,379        12,421       10,681    16.3%
          Traditional, Disability
     Policies In Force           283,159      281,674      280,018      278,633     278,780       283,159      278,780     1.6%


Asset Management
     Assets Under Management
     (in billions)                 $ 4.0        $ 3.7        $ 3.9        $ 3.7       $ 4.4         $ 4.0        $ 4.4    -9.1%

                               Safeco Corporation
                                 Capitalization
                                  (In Millions)


                                                           06/30/2003            12/31/2002            12/31/2001
                                                        ----------------       ----------------     ----------------

Short-Term Debt
$500 million back up line of credit (unused)                          $ -                   $ -                   $ -
Commercial Paper                                                        -                     -                 299.0
7.875%, due 3/15/03                                                     -                 303.5                 323.0
Medium-Term Notes and Other                                          23.2                  29.7                  74.6

Long-Term Debt
7.875%, due 4/1/05 (callable at par on 4/1/03)                          -                 200.0                 200.0
6.875%, due 7/15/07 (non callable)                                  198.2                 200.0                 200.0
4.20%, due 2/1/08 (non callable)                                    200.0                     -                     -
4.875%, due 2/1/10 (non callable)                                   300.0                     -                     -
7.25%, due 9/15/12 (non callable)                                   403.2                 390.6                     -

                                                        ------------------   -------------------   -------------------
Total Debt                                                      $ 1,124.6             $ 1,123.8             $ 1,096.6
                                                       ===================   ===================   ===================

Capital Securities (callable at 104 in 2007)                      $ 844.0               $ 843.8               $ 843.4
                                                       ===================   ===================   ===================

Common Equity                                                   $ 5,154.3             $ 4,431.6             $ 3,634.6
                                                       ===================   ===================   ===================

Total Capital (Debt + Capital Securities + Equity)              $ 7,122.9             $ 6,399.2             $ 5,574.6
                                                       ===================   ===================   ===================

Debt to Capital                                                     15.8%                 17.6%                 19.7%

Debt and Capital Securities to Capital                              27.6%                 30.7%                 34.8%
Debt and Adj. Cap Securities* to Capital                            25.3%                 28.1%                 31.8%

Debt to Equity                                                      21.8%                 25.4%                 30.2%

Earnings to Fixed Charges Ratio**                                     1.5                   1.3              Negative
Interest Coverage Ratio**                                             8.3                   5.0              Negative
Operating Earnings to Fixed Charges Ratio**                           5.0                   3.1              Negative


*20% equity credit

** The Earnings to Fixed Charges Ratio includes net realized investment gains
(losses), interest on deposit contracts and distributions on capital securities.
The Interest Coverage Ratio excludes net realized investment gains (losses), interest on deposit contracts and distributions on capital securities. The
Operating Earnings to Fixed Charges Ratio excludes net realized investment gains
(losses) and interest on deposit contracts.




                               Safeco Corporation
                      Investment Portfolios - Consolidated
                                  (In Millions)


Investment Portfolio (Market Value)                    06/30/2003           %                12/31/2002           %
                                                   -------------------   ---------       -------------------   ---------
Fixed Maturities - Taxable                                 $ 23,427.8        82.6 %              $ 22,169.2        82.8 %
Fixed Maturities - Nontaxable                                 2,211.5         7.8                   2,108.8         7.9
Equity Securities                                             1,167.3         4.1                   1,082.5         4.0
                                                   -------------------   ---------       -------------------   ---------
Total Fixed Maturities & Equity Securities                   26,806.6        94.5                  25,360.5        94.7
Mortgage Loans                                                  942.8         3.3                     925.9         3.5
Other Invested Assets                                           184.9         0.7                     173.8         0.6
Short-Term Investments                                          434.1         1.5                     311.0         1.2
                                                   -------------------   ---------       -------------------   ---------
Total Consolidated Investment Portfolio                    $ 28,368.4       100.0 %              $ 26,771.2       100.0 %
                                                   ===================   =========       ===================   ==========

Rating (Market Value)                                  06/30/2003                            12/31/2002
                                                   -------------------                   -------------------
AAA                                                                35 %                                  37 %
AA                                                                  7                                     7
A                                                                  24                                    24
BBB                                                                28                                    25
BB or lower                                                         5                                     5
Not Rated                                                           1                                     2
                                                   -------------------                   -------------------
Total                                                             100 %                                 100 %
                                                   ====================                  ===================

Average Rating                                                      A                                     A
                                                   -------------------                   -------------------



Components of Net Realized Investment Gains (Losses) after Tax (in millions):

                                                          2nd                                   2nd
                                                          QTR                                   QTR
                                                          2003                                  2002
                                                   -------------------                   -------------------

Gains on Securities Transactions                               $ 29.9                               $ 138.5
Impairments on Fixed Maturities                                 (24.8)                                (58.4)
Impairments on Equity Securities                                 (5.5)                                 (9.2)
Credit Default Swap Mark to Market                                6.7                                 (10.3)
Other                                                             8.4                                   1.4
                                                   -------------------                   -------------------
Net Realized Investment Gains                                  $ 14.7                                $ 62.0
                                                   ===================                   ===================

                               Safeco Corporation
                   Investment Portfolios - Property & Casualty
                                  (In Millions)


Investment Portfolio (Market Value)             06/30/2003             %        12/31/2002             %
                                             -------------   --------------  --------------   -------------
Fixed Maturities - Taxable                      $ 5,377.8             59.7 %     $ 5,383.0            61.2 %
Fixed Maturities - Nontaxable                     2,203.6             24.5         2,108.8            23.9
Equity Securities                                 1,017.0             11.3           947.9            10.8
                                             -------------   --------------  --------------   -------------
Total Fixed Maturities & Equity Securities        8,598.4             95.5         8,439.7            95.9
Mortgage Loans                                       48.8              0.5            50.5             0.6
Other Invested Assets                                15.6              0.2            15.6             0.2
Short-Term Investments                              344.7              3.8           292.9             3.3
Total Property & Casualty
                                             -------------   --------------  --------------   -------------
      Investment Portfolio                      $ 9,007.5            100.0 %     $ 8,798.7           100.0 %
                                             =============   ==============  ==============   =============


Rating (Market Value)                         06/30/2003                        12/31/2002
                                             -------------                   --------------
AAA                                                    41 %                             45 %
AA                                                     12                               11
A                                                      25                               22
BBB                                                    18                               17
BB or lower                                             3                                3
Not Rated                                               1                                2
                                             -------------                   --------------
Total                                                 100 %                            100 %
                                             =============                   ==============

Average Rating                                         A+                               AA
                                             -------------                   --------------


                                               06/30/2003       03/31/2003      12/31/2002      09/30/2002      06/30/2002
                                              -----------       ----------      ----------      ----------      -----------

Pretax Investment Income - Quarter                $ 116.5          $ 112.8         $ 115.0         $ 114.5         $ 115.3
Effective Tax Rate on P&C
Investment Income - Quarter                        25.07%           26.64%          25.94%          26.57%          24.04%

  Cost or Amortized Cost                          $ 8,003          $ 8,145         $ 8,131         $ 7,903         $ 7,707
  Market                                            9,008            8,877           8,799           8,627           8,416
     % Equities (at market)                         11.3%            10.2%           10.8%           10.5%           12.8%
     % Taxable Bonds (at market)                    59.7%            59.2%           61.2%           60.3%           59.5%
     % Tax Exempt Bonds (at market)                 24.5%            23.9%           23.9%           23.4%           23.9%
     % Short Term and Other                          4.5%             6.7%            4.1%            5.8%            3.9%
  Market YTM on Bond Portfolio                      3.71%            4.10%           4.17%           4.33%           5.09%
  Book YTM on Bond Portfolio                        5.66%            6.02%           5.99%           6.19%           6.30%
  Duration of Bond Portfolio                         4.57             5.23            5.26            4.91            5.70


                               Safeco Corporation
                   Investment Portfolios - Life & Investments
                                  (In Millions)


Investment Portfolio (Market Value)            06/30/2003         %             12/31/2002         %
                                             -------------   -------------     -------------   ------------
Fixed Maturities - Taxable                     $ 17,961.9            93.0 %      $ 16,657.6           92.5 %
Fixed Maturities - Nontaxable                         7.9             0.0               0.8            0.0
Equity Securities                                   123.4             0.6             113.8            0.6
                                             -------------   -------------     -------------   ------------
Total Fixed Maturities & Equity Securities       18,093.2            93.6          16,772.2           93.1
Mortgage Loans                                      966.5             5.0             948.6            5.3
Other Invested Assets                               119.8             0.6             118.1            0.7
Short-Term Investments                              145.2             0.8             165.8            0.9

                                             -------------   -------------     -------------   ------------
Total Life & Investments Investment Portfolio  $ 19,324.7           100.0 %      $ 18,004.7          100.0 %
                                             =============   =============      ============   =============

Rating (Market Value)                          06/30/2003                        12/31/2002
                                             -------------                     -------------
AAA                                                    33 %                              34 %
AA                                                      4                                 5
A                                                      24                                25
BBB                                                    32                                29
BB or lower                                             6                                 5
Not Rated                                               1                                 2
                                             -------------                     -------------
Total                                                 100 %                             100 %
                                             =============                      ============

Average Rating                                          A                                A+
                                             -------------                     -------------







                                               06/30/2003      03/31/2003        12/31/2002     09/30/2002      06/30/2002
                                               -----------     ----------        ----------     ----------      ----------

  Cost or Amortized Cost                         $ 17,527        $ 17,259          $ 16,885       $ 16,704        $ 16,417
  Market                                           19,325          18,489            18,005         17,797          17,019
     % Equities (at market)                          0.6%            0.6%              0.6%           0.6%            0.7%
     % Taxable Bonds (at market)                    93.0%           92.4%             92.5%          92.1%           91.7%
     % Short Term and Other                          6.4%            7.0%              6.9%           7.3%            7.6%
  Market YTM on Bond Portfolio                      4.97%           5.50%             5.70%          5.80%           6.48%
  Book YTM on Bond Portfolio                        6.73%           6.99%             7.18%          7.17%           7.41%
  Duration of Bond Portfolio                         6.97            6.81              6.81           6.94            6.75
















                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               SAFECO CORPORATION
                                               ---------------------------------
                                               Registrant


          Dated:   July 28, 2003
                                                /s/ CHRISTINE B. MEAD
                                               ---------------------------------
                                               Christine B. Mead
                                               Senior Vice President,
                                               Chief Financial Officer and
                                                Secretary